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                                  Exhibit 5(b)
                                  ------------

                         Administration Agreement with
                              The Bank of New York



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                            ADMINISTRATION AGREEMENT
                            ------------------------

    AGREEMENT made this 12th day of May, 1993, by and between Walnut Street Funds, Inc., a Maryland corporation (the "Company"), and The Bank of New York, a New York trust company (the "Administrator").

                             W I T N E S S E T H :
                             - - - - - - - - - -

    WHEREAS, the Company is a registered open-end, investment company under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of the portfolios described from time to time in the current and effective prospectus for the Company (each, a "Series"); and

    WHEREAS, the Company desires to retain the Administrator to provide administration services for the Company and the Administrator is willing to provide such services, all as more fully set forth below:

    NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

    1.   Appointment.
         -----------

    The company hereby appoints the Administrator as administrator of the Company for the term of this Agreement. The Administrator hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

    2.   Representations and Warranties.
         ------------------------------

    (a) The Company hereby represents and warrants to the Administrator, which representations and warranties shall be deemed to be continuing, that:

    (i) The Company is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

    (ii) This Agreement has been duly authorized, executed and delivered by the Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms; and

    (iii) The Company is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute,


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regulation, rule, order or judgment binding on the Company and no provision of the Company's charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on the Company or affecting its property which would prohibit the execution or performance of this Agreement by the Company.

    (b) The Administrator hereby represents and warrants to the Company, which representations and warranties shall be deemed to be continuing, that:

     (i) The Administrator is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

    (ii) This Agreement has been duly authorized, executed and delivered by the Administrator in accordance with all requisite action and constitutes a valid and legally binding obligation of the Administrator, enforceable in accordance with its terms; and

   (iii) The Administrator is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on the Administrator and no provision of the Administrator's charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on the Administrator or affecting its property which would prohibit the execution or performance of this Agreement by the Administrator.

    3.   Delivery of Documents.
         ---------------------

    (a) The Company has delivered or will deliver to the Administrator true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

    (i) The Company's articles of incorporation or other organizational document and all amendments thereto (the "Charter");

    (ii) The Company's bylaws (the "Bylaws");

    (iii) Resolutions of the Company's board of directors or other governing body authorizing the execution, delivery and performance of this Agreement by the Company;

    (iv) The Company's Registration Statement under the Securities Act of of 1933, as amended, and Form N-1A under the 1940 Act, most recently filed with the Securities and Exchange Commission (the "SEC") relating to the


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         shares of the Company (collectively, the "Registration Statement");

    (v) The Company's Notification of Registration under the 1940 Act on Form N-8A filed with the Commission; and

    (vi) The Company's Prospectus and Statement of Additional Information pertaining to the Series (collectively, the "Prospectus").

    (b) Each copy of the Charter shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if such Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Administrator. Each copy of the Bylaws, Registration Statement and Prospectus of the Company, and all amendments thereto, and copies of resolutions of the Board of Directors of the Company, shall be certified by the Secretary or an Assistant Secretary of the Company.

    (c) It shall be the sole responsibility of the Company to deliver to the Administrator the Company's currently effective Prospectus and the Administrator shall not be deemed to have notice of any information contained in such Prospectus until it is actually received by the Administrator.

    4.   Duties and Obligations of the Administrator.
         -------------------------------------------

    (a) Subject to the direction and control of the Company's Board of Directors and the provisions of this Agreement, the Administrator shall provide to the Company the administrative services set forth on Schedule I attached hereto.

    (b) In performing its services hereunder, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel.

    (c) The Administrator, in its capacity as such, shall not provide administrative services relating to the management, investment advisory or sub-advisory functions of the Company, distribution of shares of the Company, maintenance of the Company's financial records or other services normally performed by the Company's counsel and independent auditors.

    (d) With the prior consent of the Company, the Administrator may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate; provided however, that the Administrator may delegate any of
             ----------------
its duties and obligations hereunder to any subsidiary or affiliate of the Administrator without such prior consent. The Administrator shall not be liable to the Company for any loss or damage arising out of, or in connection with, the actions or omissions to act of


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any delegee or agent whose appointment was consented to by the Company.

    (e)  The Company shall cause its officers, advisors, distributor, legal counsel, independent accountants and transfer and dividend disbursment agent to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Company as is within the possession or knowledge of such persons, as is necessary to permit the Administrator to perform its duties hereunder; provided, that in the case of the Company's counsel, the Company
           --------
may withhold any information, documents or advice held or given by such counsel that is subject to the attorney-client or work product privileges, and provided further, that in the case of the Company's independent
    -------- -------
accountants, the Company may withhold any information, documents, or advice held or given by such accountants that is subject to any accountant-client privilege under the laws of the State of Missouri. The Administrator shall not be liable for any loss, damage or expense resulting from or arising out of the failure of the Company to cause any information, documents or advice, whether or not subject to the attorney-client privilege or accountant-client privilege, to be provided to the Administrator as provided herein. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Company when acting in reliance, upon the instructions, advice or any documents relating to the Company provided to the Administrator by any of the aforementioned persons. All fees or costs charged by such persons shall be borne by the Company.

    (f) Nothing in this Agreement shall limit or restrict the Administrator, any affiliate of the Administrator or any officer or employee thereof from acting as administrator for or with any third parties.

    (g) The Administrator may apply to an officer of the Company for written instructions with respect to any matter arising in connection with the Administrator's performance hereunder, and the Administrator shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such instructions. Such application for instructions may, at the option of the Administrator, set forth in writing any action proposed to be taken or omitted to be taken by the Administrator with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken (which date shall afford the Company reasonable time to consider the matter in question), and the Administrator shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Administrator has received written instructions in response to such application specifying the action to be taken or omitted. The Administrator


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may consult with counsel to the Company, at the expense of the Company, or its own counsel, at the expense of the Administrator, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Company.

    (h) The Administrator, in its capacity as such, shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedule I hereto or are incidental to such duties or responsibilities, and no covenant or obligation shall be implied against the Administrator in connection with this Agreement.

    (i) The Company shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement or are incidental to such duties or responsibilities, and no covenant or obligation shall be implied against the Company in connection with this Agreement.

    5.   Allocation of Expenses.
         ----------------------

    Except as otherwise provided herein, all of the Company's costs and expenses arising or incurred in connection with this Agreement shall be paid by the Company, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of the Company's directors, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Company shares, fees and expenses incident to the registration or qualification under federal or state securities laws of the Company or its shares, costs of preparing and distributing reports, notices and proxy material to shareholders of the Company (including printing and mailing costs), all expenses incidental to holding meetings of the Company's, directors and shareholders, and extraordinary expenses as may arise, including litigation affecting the Company and legal obligations which the Company may have to indemnify its directors and officers with respect thereto. The Administrator shall not be responsible for any costs or expenses arising or incurred in connection with printing and distributing the Company's Prospectus or Statement of Additional Information.

    6.   Standard of Care; Indemnification.
         ---------------------------------

    (a) Except as otherwise provided herein, the Administrator shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accountants' fees) incurred by the Company, except those costs, expenses, damages, liabilities or claims arising out of the bad faith, negligence or


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wilful misconduct of the Administrator in the performance of its obligations and duties under this Agreement. In no event shall the Administrator be liable to the Company or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

    (b) The Company shall indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Company), and reasonable attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator, by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any instructions of any officer of the Company, (iv) any opinion of legal counsel for the Company or the Administrator, or (v) arising out of transactions or other activities of the Company which occurred prior to the commencement of this Agreement; provided, that the Company shall not indemnify the Administrator for those costs, expenses, damages, liabilities or claims arising out of the Administrator's own negligence, bad faith or wilful misconduct. This indemnity shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.

    (c) Actions taken or omitted in reliance on oral or written instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Company or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

    7.   Compensation.
         ------------

    For the services provided hereunder, the Company agrees to pay the Administrator such compensation as is mutually agreed from time to time and such reasonable out-of-pocket expenses (e.g., telecommunication charges,
                                        ----
postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by the Administrator in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Company authorizes the Administrator to debit the Company's custody account for all amounts due and payable hereunder 10 days after the Company's receipt of invoices describing such amounts. The Administrator shall deliver to the


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Company invoices for services rendered after debiting the Company's custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to the Administrator, the Company's net asset value shall be computed at the times and in the manner specified in the Company's Prospectus.

    8.   Term of Agreement.
         -----------------

    (a) This Agreement shall continue until terminated by the Company upon 60 days prior written notice to the Administrator or by the Administrator upon 90 days prior written notice to the Company. Upon termination hereof, the Company shall pay to the Administrator such compensation as may be due as of the date of such termination, and shall reimburse the Administrator for any disbursements and expenses made or incurred by the Administrator and payable or reimbursable hereunder.

    9.   Amendment
         ---------

    This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

    10.  Assignment
         ----------

    This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other party.

    11.  Governing Law; Consent to Jurisdiction.
         --------------------------------------

    This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof. The Company hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction the Company may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Company irrevocably agrees not to claim, and it hereby waives, such immunity.

    12.  Severability.
         ------------

    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any


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person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

    13.  No Waiver.
         ---------

    Each and every right granted to the parties hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

    14.  Notices
         -------

    All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows (which shall include via facsimile transmission where mutually agreed):

    if to the Company, at

    The Walnut Street Funds, Inc.
    1801 Park 270 Drive - Suite 220
    St. Louis, Missouri 63146
    Attention: President
    ---------

    if to the Administrator, at

    The Bank of New York
    110 Washington Street
    New York, New York 10286
    Attn: Mr. Al Ratcliffe
          Vice President

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

    15.  Counterparts
         ------------

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.


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    IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                       WALNUT STREET FUNDS, INC.


                                       By: /s/ TIMOTHY C. NICHOLSON
                                           -----------------------------------

                                       Title:


                                       THE BANK OF NEW YORK


                                       By: /s/ AL RATCLIFFE
                                          -----------------------------------

                                       Title: VP


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                                   SCHEDULE I
                                   ----------

Administrative Services
-----------------------

    1. Monitor and document compliance by the Company with its policies and restrictions as delineated in its Prospectus.

    2. Participate in the periodic updating of the Company's Registration Statement and Prospectus and, subject to approval by the Company's Treasurer and legal counsel, coordinate the preparation, filing, printing and dissemination of periodic reports and other information to the SEC and the Company's shareholders, including annual and semi-annual reports to shareholders, annual and semi-annual
         Form N-SAR, notices pursuant to Rule 24(f)-2 and proxy materials.

    3. Subject to approval by the Company's Treasurer and legal counsel, coordinate the preparation and filing of periodic reports and other information pursuant to the Blue Sky laws of such states where the Company has advised the Administrator its shares have been registered and such registrations should be maintained.

    4. Prepare federal, state and local income tax returns for the Company and each Series and file such returns upon the approval of the Company's independent accountants; monitor and report on Sub-Chapter M qualifications; prepare and file all Form 1099s with respect to directors or trustees; monitor compliance with Section 4982 of the Internal Revenue Code; calculate and maintain records pertaining to Original Issue Discount and premium amortization as required; perform ongoing wash sales review (i.e., purchases and sales of Company
                                    ----
         investments within 30 days of each other).

    5. Prepare and, subject to approval of the Company's Treasurer, disseminate to the Company's Board, executive officers and legal counsel quarterly unaudited financial statements and schedules of Company investments and make presentations to the Board, as appropriate.

    6. Subject to approval of the Company's Board, assist the Company in obtaining fidelity bond and E&O/D&O insurance coverage.

    7.   Prepare statistical reports for outside information services (e.g.,
                                                                       ----
         IBC/Donoghue, ICI and Lipper Analytical).

    8.   Attend shareholder and Board meetings as requested from time to time.


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    9.   Maintain expense files and coordinate the payment of invoices.